Exhibit 99.1
FOR IMMEDIATE RELEASE
April 19, 2011
Huron Consulting Group Completes New
$350 Million Senior Secured Credit Facility
CHICAGO — April 19, 2011 — Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced it has entered into a new five-year $350 million senior secured credit facility consisting of a $200 million term loan and a $150 million revolving line of credit.
Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC served as joint lead arrangers and joint book managers in forming the bank group consisting of 11 banks. Bank of America, N.A. will serve as the administrative agent with JPMorgan Chase Bank, N.A. serving as syndication agent, and Key Bank National Association, Harris Bank and PNC Bank serving as co-documentation agents. The new credit facility, which has a maturity date of April 14, 2016, refinances the Company’s existing credit facility previously set to mature in February 2012. In addition, the new credit facility allows for an option to increase the revolving line of credit by up to $50 million.
“The new credit facility provides us with the flexibility and liquidity for our short-term cash requirements and meets our strategic long-term business needs,” said James K. Rojas, chief operating officer and chief financial officer, Huron Consulting Group. “We are delighted to continue our strong relationship with Bank of America and JPMorgan Chase, and we look forward to working with all the banks in the group.”
Interest on borrowings under the new credit facility is payable, at the option of the Company, at either a “Base Rate” or a “Eurocurrency Rate” as those terms are defined in the credit agreement, in each case plus an applicable margin based on the Company’s financial covenant ratios. Borrowings under the new credit facility may be used for general corporate purposes, including working capital requirements, capital expenditures and acquisitions, subject to limitations.
About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.
Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,”

“assumes,” “can,” “meets,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the Securities and Exchange Commission investigation with respect to the restatement and the related purported private shareholder class action lawsuit and derivative lawsuits, (iii) the request by the United States Attorney’s Office for the Northern District of Illinois for certain documents, (iv) final approval of the proposed settlement of the purported class action lawsuit related to the restatement, and (v) the share price of the shares of our common stock included as a portion of the settlement consideration at the time of issuance. In addition, these forward-looking statements reflect our current expectation about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; that existing market conditions continue to trend upward; that we will receive final approval of the proposed settlement of the purported class action lawsuit related to the restatement; and the share price of the shares of our common stock included as a portion of the settlement consideration at the time of issuance. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2010 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com
Investor Contact:
James K. Rojas
or
Ellen Wong
312-583-8722
investor@huronconsultinggroup.com
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